UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




 Date of Report (Date of earliest event reported)                   July 6, 2004



                           CONTANGO OIL & GAS COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                000-24971               95-4079863
  (State or other jurisdiction     (Commission             (IRS Employer
        of incorporation)         File Number)          Identification No.)



                        3700 BUFFALO SPEEDWAY, SUITE 960
                              HOUSTON, TEXAS 77098
                    (Address of principal executive offices)

                                 (713) 960-1901
              (Registrant's telephone number, including area code)



                                       N/A
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

         On July 6, 2004, Contango Oil & Gas Company announced that Freeport LNG Development, L.P has finalized its transaction with ConocoPhillips for the construction and use of a proposed liquefied natural gas (LNG) receiving terminal in Quintana, Brazoria County, Texas. ConocoPhillips has acquired 1 billion cubic feet (BCF) per day of regasification capacity in the terminal, has obtained a 50 percent interest in the general partner managing the venture and will provide substantial construction funding to the venture.

         The Freeport LNG terminal is being developed in response to the growing need for natural gas supplies for commercial, industrial and residential consumers in Texas. The terminal is designed with storage capacity of nearly 7 BCF and send-out capacity of 1.5 BCF per day. Natural gas will be transported through a 9.4-mile pipeline to Stratton Ridge, Texas, which is a major point of interconnection with the Texas intrastate gas pipeline system. The Dow Chemical Company has contracted for the remaining 0.5 BCF per day of capacity.

         Approval for the facility was received from the Federal Energy Regulatory Commission on June 18. Receipt of all other necessary federal, state and local approvals is expected in the third quarter of this year. The current management of Freeport LNG will remain in place and will oversee the commercial activities of the partnership. ConocoPhillips employees will manage the construction of the facility and oversee its operations.

         A copy of the Company's press release, dated July 6, 2004, is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

         The following is a list of exhibits filed as part of this Form 8-K.

Exhibit No.                        Description of Document
----------             ---------------------------------------------------------
     99.1              Press release dated July 6, 2004.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           CONTANGO OIL & GAS COMPANY



Date:  July 6, 2004       By:   /s/  KENNETH R. PEAK
                                --------------------------------------------
                                Kenneth R. Peak
                                Chairman and Chief Executive Officer


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